Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
            REPORTS A RECORD $3.5 MILLION IN THIRD QUARTER NET INCOME
                           Loan growth fuels earnings

GLADSTONE, N.J.--(BUSINESS WIRE)--November 1, 2004 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $3.5 million for the quarter ended September 30, 2004, as compared to $2.9 million for the quarter ended September 30, 2003, an increase of $651 thousand or 22.6 percent. Net income per diluted share was $0.42 for the third quarter of 2004 compared to $0.34 for the third quarter of 2003, an increase of 23.5 percent. All per share data have been restated for the 10 percent stock dividend declared September 9, 2004. The annualized return on average assets ("ROA") was 1.37 percent and the annualized return on average equity ("ROE") was 16.00 percent for the third quarter of 2004.

     Net income was $10.0 million for the nine months ended September 30, 2004, an increase of 6.3 percent over the $9.4 million for the nine months ended September 30, 2003. The per diluted share earnings were $1.19 for the nine months ended September 30, 2004, as compared to $1.12 for the year to date September 30, 2003, an increase of 6.3 percent. The annualized return on average assets was 1.34 percent and the annualized return on average equity was 15.29 percent for the first nine months of 2004.

     Frank A. Kissel, Chairman and CEO, stated, "We are pleased to report that earnings for the third quarter of 2004 are the highest quarterly earnings ever attained in our organization's history. These results were fueled by strong loan originations and higher Trust and Investment fee income.

     Loans grew by $81 million or 70 percent annualized on a linked quarter basis. Our strategy of providing superior customer service and business development initiatives translated into higher loan growth and a strong pipeline for future loan originations. Credit quality remains very good and loan delinquencies continue at very low levels. The market value of trust assets under management by PGB Trust and Investments grew to $1.56 billion, an increase of 15.9 percent over the levels of September 30, 2003.

     Our 19th branch, in Morristown, New Jersey, is expected to open in the fourth quarter of 2004 and we look forward to building strong customer relationships with individuals and businesses in the area."

EARNINGS

Net Interest Income

     Net interest income, on a tax-equivalent basis, was $9.3 million for the third quarter of 2004, an increase of $1.7 million or 23.1 percent over the same period last year and an increase of $549 thousand or 6.3 percent over the second quarter of 2004. On a fully tax-equivalent basis, net interest margin for the third quarter was 3.78 percent as compared to 3.35 percent for the same quarter last year and 3.71 percent in the second quarter of 2004.

     In the third quarter of 2004, average-earning assets increased $83.0 million or 9.3 percent to $979.4 million from $896.4 million in the same quarter of

2003. The yield on interest earning assets increased 29 basis points to 4.81 percent in the third quarter of 2004 from 4.52 percent in the third quarter of 2003.

     Average loans increased to $502.6 million in the third quarter of 2004, an increase of $92.6 million or 22.6 percent from the same quarter of 2003. The growth occurred in all categories of loans with the majority in the adjustable-rate residential mortgage portfolio. Average investment securities declined $9.1 million or 1.9 percent from the third quarter of 2003 to the third quarter of 2004. For the third quarter of 2004, total average deposits grew $62.8 million or 7.7 percent to $873.0 million from $810.3 million for the third quarter of 2003. Total average borrowings increased from $53.3 million in the third quarter of 2003 to $68.5 million in the same quarter of 2004, an increase of $15.2 million or 28.6 percent. This increase reflects the additional funding required to grow the loan portfolios. The cost of funds fell to 1.07 percent in the third quarter of 2004 as compared to 1.20 percent in the third quarter of 2003.

     On a tax-equivalent basis, net interest income for the nine months ended September 30, 2004 was $26.5 million, as compared to $23.5 million for the same period of 2003, an increase of $3.0 million or 13.0 percent. For the year to date September 30, 2004 and 2003, the fully tax-equivalent net interest margin was 3.78 percent and 3.67 percent, respectively.

     Average loan balances grew $53.6 million or 13.3 percent from September 30, 2003 to September 30, 2004, while average investment securities grew $30.8 million or 7.0 percent. Average deposit balances increased $61.9 million or 7.8 percent during this same time period. The yield on interest earning assets declined 16 basis points to 4.76 percent for the year to date ended September

30, 2004 from 4.92 percent in the same period of 2003, while the cost of funds declined 26 basis points to 1.03 percent. Other Income

     For the third quarter of 2004, other income was $2.48 million as compared to $2.51 million in the same period a year ago. Income from PGB Trust and Investments was $1.7 million, an increase of $308 thousand or 22.7 percent over the same quarter last year. Securities gains were $12 thousand in the third quarter of 2004, a decline of $388 thousand when compared to the same quarter of 2003.

     Other income for the first nine months of 2004 was $8.0 million as compared to $7.9 million for the same period of 2003. Trust income increased $719 thousand or 16.3 percent to $5.1 million during this period. The market value of trust assets under management was $1.56 billion at September 30, 2004, an increase of $214 million, or 15.9% over the previous year. Securities gains were $612 thousand for the nine months ended September 30, 2004, as compared to $1.2 million for the same period a year ago.

 Other Expenses

     Other expenses for the third quarter of 2004 were $6.1 million compared to $5.5 million for the third quarter of 2003, an increase of $621 thousand or 11.2 percent. Salaries and benefits expense grew $332 thousand or 10.0 percent during the third quarter of 2004 due to normal salary increases as well as additions to staff due to branch expansion. Occupancy expenses increased $207 thousand to $1.4 million for the third quarter of 2004 as compared to $1.2 million for the same quarter of 2003. In the past year, occupancy expenses have grown due to the investment in two new branches and a new data center. New branches are our primary source of future growth and profitability. Our new Morristown Branch is anticipated to open during the fourth quarter of 2004.

     Other expenses increased $2.1 million or 12.6 percent to $18.7 million for the nine months ended September 30, 2004. Salaries and benefits rose $956 thousand or 9.7 percent to $10.9 million, while occupancy costs rose $770 thousand, or 22.5 percent to $4.2 million, as compared to $3.4 million for the first nine months of 2003. Costs have risen as the level of business has grown and as the Corporation invests in its technological capacity for future growth.

ASSET QUALITY

     At September 30, 2004, non-performing loans totaled $289 thousand or 0.05 percent of total loans as compared to $228 thousand or 0.06 percent at September 30, 2003. The allowance for loan losses was $5.9 million or 1.07 percent of total loans at September 30, 2004 as compared to $5.3 million or 1.30 percent of total loans at September 30, 2003. Net chargeoffs of $4 thousand were recorded in the third quarter of 2004 as compared to net recoveries of $2 thousand during the same quarter of 2003. For the year to date ended September 30, 2004, net chargeoffs were $65 thousand as compared to net recoveries of $29 thousand for the same period in 2003.

CAPITAL

     At September 30, 2004, shareholders' equity totaled $92.7 million as compared with $82.7 million at September 30, 2003, an increase of $10.0 million or 12.1 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at September 30, 2004 were 9.08 percent, 19.59 percent and 20.86 percent, respectively.

     Peapack-Gladstone Financial Corporation, headquartered in Peapack-Gladstone, New Jersey, and listed on the American Stock Exchange under the symbol "PGC", is the holding company for the Peapack-Gladstone Bank. Peapack-Gladstone Bank, a community bank, was established in 1921, and has 18 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, with $1.56 billion in assets at market value under management at September 30, 2004, operates at the Bank's main office located at 190 Main Street in Gladstone, New Jersey, and the Chatham Office located at 311 Main Street, Chatham, New Jersey. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
--------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, an unexpected decline in the direction of the economy in New Jersey, an unexpected decline or no increase in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.



                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)




                                   At or For The Three Months        At or For The Nine Months
                                            Ended                             Ended
                                          September 30,                    September 30,
                                       2004            2003             2004            2003
                                       ----            ----             ----            ----
Income Statement Data:
Interest Income                     $   11,547      $    9,947      $   32,809      $   30,979
Interest Expense                         2,525           2,598           6,930           7,948
                                    ----------      ----------      ----------      ----------
Net Interest Income                      9,022           7,349          25,879          23,031
Provision For Loan Losses                  150             150             450             450
                                    ----------      ----------      ----------      ----------
Net Interest Income After
     Provision For Loan Losses           8,872           7,199          25,429          22,581
Other Income                               797             756           2,262           2,274
Securities Gains                            12             400             612           1,227
Trust Fees                               1,666           1,358           5,141           4,422
Other Expenses                           6,142           5,521          18,685          16,594
                                    ----------      ----------      ----------      ----------
Income Before Income Taxes               5,205           4,192          14,759          13,910
Income Tax Expense                       1,670           1,308           4,734           4,483
                                    ----------      ----------      ----------      ----------
Net Income                          $    3,535      $    2,884      $   10,025      $    9,427
                                    ==========      ==========      ==========      ==========

Balance Sheet Data:
Total Assets                                                        $1,055,575      $  953,936
Federal Funds Sold                                                       1,897           1,951
Short-Term Investments                                                     656             503
Securities Held To Maturity                                             91,946         106,972
Securities Available For Sale                                          351,578         381,756
Loans                                                                  546,742         406,424
Allowance For Loan Losses                                                5,852           5,277
Deposits                                                               879,872         815,430
Borrowings                                                              75,308          47,394
Shareholders' Equity                                                    92,686          82,691

Trust Department Assets
     (Book Value, Not
        Included Above)             $1,137,219      $1,081,159

Average Balance Sheet Data:
Total Assets                        $1,035,289      $  952,922      $  993,863      $  909,298
Earning Assets                         979,440         896,425         936,940         852,180
Loans, net                             496,783         404,735         452,151         399,131
Interest-Bearing Deposits              715,535         664,889         695,482         653,794
Demand Deposits                        157,508         145,377         156,740         136,494
Borrowings                              68,474          53,255          48,017          30,831
Shareholders' Equity                    88,363          81,955          87,436          80,414

Performance Ratios:
Return on Average Assets                  1.37%           1.21%           1.34%           1.38%
Return on Average Equity                 16.00           14.08           15.29           15.63

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)




                                    At or For The Three Months   At or For The Nine Months
                                              Ended                         Ended
                                          September 30,                 September 30,
                                      2004           2003           2004           2003
                                      ----           ----           ----           ----

Net Interest Margin
    (Taxable Equivalent Basis)         3.78%          3.35%           3.78%          3.67%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                                         $      188     $       65
Non-Accrual Loans                                                      101            163
Net (Charge-Offs)/Recoveries             (4)            2              (65)            29
Allowance For Loan Losses
    To Total Loans                     1.07%          1.30%

Per Share Data: (1)
Earnings Per Share (Basic)       $     0.43     $     0.36      $     1.22     $     1.16
Earnings Per Share (Diluted)           0.42           0.34            1.19           1.12
Book Value Per Share                  11.28          10.18
Dividends Per Share                    0.31           0.28

Capital Adequacy:
Tier I Leverage                                                       9.08%          8.74%
Tier I Capital to Risk-
  Weighted Assets                                                    19.59          20.62
Tier I & II Capital to
    Risk-Weighted Assets                                             20.86          21.99

(1)  Restated for the 10 percent stock dividend declared September 9, 2004.

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                 QUARTERS ENDED
                  (Tax-Equivalent Basis, Dollars in Thousands)



                                        September 30, 2004                               September 30, 2003
                                    Average            Income/                       Average          Income/
                                    Balance            Expense             Yield     Balance          Expense          Yield
                                    -------            -------             -----     -------          -------          -----
ASSETS:

Interest-Earning Assets:
   Investments:
     Taxable (1)                  $   427,945        $     4,061           3.80%   $   451,987      $     3,595         3.18%
     Tax-Exempt (1) (2)                46,753                582           4.98%        31,840              418         5.26%
   Loans (2) (3)                      502,552              7,133           5.68%       409,935            6,098         5.95%
   Federal Funds Sold                   1,475                  5           1.36%         1,784                4         0.90%
   Interest-Earning Deposits              715                  2           1.12%           879                2         0.91%
                                  -----------        --------------------------    -----------      ------------------------
   Total Interest-Earning
     Assets                           979,440        $    11,783           4.81%       896,425      $    10,117         4.52%
                                  -----------        --------------------------    -----------      ------------------------
Noninterest-Earning Assets:
   Cash and Due from Banks             19,969                                           19,147
   Allowance for Loan
     Losses                            (5,769)                                          (5,200)
   Premises and Equipment              18,242                                           14,890
   Other Assets                        23,407                                           27,660
                                  -----------                                      -----------
   Total Noninterest-Earning
     Assets                            55,849                                           56,497
                                  -----------                                      -----------
Total Assets                      $ 1,035,289                                      $   952,922
                                  ===========                                      ===========

LIABILITIES:

Interest-Bearing Deposits
   Checking                       $   165,293        $       279           0.68%   $   133,189      $       154         0.46%
   Money Markets                       66,220                117           0.71%        59,153              123         0.83%
   Tiered Money Markets               155,854                367           0.94%       136,284              353         1.04%
   Savings                            109,557                169           0.62%       102,738              164         0.64%
   Certificates of Deposit            218,611              1,183           2.16%       233,525            1,482         2.54%
                                  -----------        --------------------------    -----------      ------------------------
     Total Interest-Bearing
       Deposits                       715,535              2,115           1.18%       664,889            2,276         1.37%
   Borrowings                          68,474                410           2.40%        53,255              322         2.42%
                                  -----------        --------------------------    -----------      ------------------------
   Total Interest-Bearing
      Liabilities                     784,009              2,525           1.29%       718,144            2,598         1.45%
                                  -----------        --------------------------    -----------      ------------------------
Noninterest Bearing
     Liabilities
   Demand Deposits                    157,508                                          145,377
   Accrued Expenses and
     Other Liabilities                  5,409                                            7,446
                                  -----------                                      -----------

   Total Noninterest-Bearing
     Liabilities                      162,917                                          152,823
Shareholders' Equity                   88,363                                           81,955
                                  -----------                                      -----------

   Total Liabilities and
     Shareholders' Equity         $ 1,035,289                                      $   952,922
                                  ===========                                      ===========

   Net Interest Income                               $     9,258                                   $     7,519
                                                     ===========                                   ===========

     Net Interest Spread                                                   3.52%                                        3.07%
                                                                           ====                                         ====
     Net Interest Margin (4)                                               3.78%                                        3.35%
                                                                           ====                                         ====

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                  YEAR-TO-DATE
                  (Tax-Equivalent Basis, Dollars in Thousands)



                                      September 30, 2004                          September 30, 2003
                                   Average          Income/                     Average        Income/
                                   Balance          Expense            Yield    Balance        Expense         Yield
                                   -------          -------            -----    -------        -------         -----
ASSETS:

Interest-Earning Assets:
   Investments:
     Taxable (1)                  $ 429,385        $  12,234           3.80%   $ 414,189      $  11,248         3.62%
     Tax-Exempt (1) (2)              42,018            1,606           5.09%      26,376          1,116         5.64%
   Loans (2) (3)                    457,791           19,561           5.70%     404,175         19,005         6.27%
   Federal Funds Sold                 5,841               43           0.98%       6,742             60         1.19%
   Interest-Earning Deposits          1,905               15           1.05%         698              5         0.99%
                                  ---------        ------------------------    ---------      ----------------------
   Total Interest-Earning
     Assets                         936,940        $  33,459           4.76%     852,180      $  31,434         4.92%
                                  ---------        ------------------------    ---------      ----------------------
Noninterest-Earning Assets:
   Cash and Due from Banks           19,483                                       18,900
   Allowance for Loan
     Losses                          (5,640)                                      (5,044)
   Premises and Equipment            17,255                                       14,698
   Other Assets                      25,825                                       28,564
                                  ---------                                    ---------
   Total Noninterest-Earning
     Assets                          56,923                                       57,118
                                  ---------                                    ---------
Total Assets                      $ 993,863                                    $ 909,298
                                  =========                                    =========

LIABILITIES:

Interest-Bearing Deposits
   Checking                       $ 153,285        $     629           0.55%   $ 129,128      $     493         0.51%
   Money Markets                     65,926              311           0.63%      63,742            453         0.95%
   Tiered Money Markets             148,167            1,013           0.91%     125,463          1,089         1.16%
   Savings                          106,393              493           0.62%      99,935            604         0.81%
   Certificates of Deposit          221,711            3,531           2.12%     235,526          4,729         2.68%
                                  ---------        ------------------------    ---------      ----------------------
     Total Interest-Bearing
       Deposits                     695,482            5,977           1.15%     653,794          7,368         1.50%
   Borrowings                        48,017              953           2.64%      30,831            580         2.51%
                                  ---------        ------------------------    ---------      ----------------------
   Total Interest-Bearing
      Liabilities                   743,499            6,930           1.24%     684,625          7,948         1.55%
                                  ---------        ------------------------    ---------      ----------------------
Noninterest Bearing
     Liabilities
   Demand Deposits                  156,740                                      136,494
   Accrued Expenses and
     Other Liabilities                6,188                                        7,765
                                  ---------                                    ---------
   Total Noninterest-Bearing
     Liabilities                    162,928                                      144,259
Shareholders' Equity                 87,436                                       80,414
                                  ---------                                    ---------
   Total Liabilities and
     Shareholders' Equity         $ 993,863                                    $ 909,298
                                  =========                                    =========
   Net Interest Income                             $  26,529                                  $  23,486
                                                   =========                                  =========
     Net Interest Spread                                               3.52%                                    3.37%
                                                                       ====                                     ====
     Net Interest Margin (4)                                           3.78%                                    3.67%
                                                                       ====                                     ====


(1) Average balances for available-for-sale securities are based on amortized cost.
(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)  Loans are stated net of unearned income and include non-accrual loans.
(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.